                                                                       EXHIBIT 5





                                   October 20, 1997



Sun Healthcare Group, Inc.
101 Sun Lane, NE
Albuquerque, New Mexico 87109

Ladies and Gentlemen:

    I am the Corporate Counsel for Sun Healthcare Group, Inc., a Delaware corporation (the "Company"), and as such, I have acted on behalf of the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 4,900,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), to be issued pursuant to the Company's 1997 Stock Incentive Plan and 1997 Non-Employee Directors' Stock Plan (each, a "Plan"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the applicable Plan.

    In so acting, we have examined the Registration Statement and also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, I or members of the legal department of the Company have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

    I am admitted to practice law in the State of Minnesota. The opinion expressed below is limited to the General Corporation Law of Delaware and the federal law of the United States, and I do not express any opinion herein concerning any other law.

    Based upon the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the relevant Plan and (b) paid in full in accordance with the terms of the relevant Plan, the Shares will be validly issued, fully paid and non-assessable.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,



                                  /s/ Michael T. Berg
                               --------------------------------------
                               Michael T. Berg
                               Corporate Counsel of Sun Healthcare Group, Inc.




                                         -2-